UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012
(Updating November 7, 2012 Event)

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Election of Directors

On November 7, 2012, the Federal Home Loan Bank of Chicago (the “Bank”) announced that Mary J. Cahillane, Thomas M. Goldstein, Arthur E. Greenbank and Thomas L. Herlache had been re-elected and James T. Ashworth had been newly elected to the Bank's Board of Directors (“Board”) and reported this information on the Bank's Form 8-K dated November 7, 2012 (“Original 8-K”). At the time of filing the Original 8-K, the committees of the Board to which directors would be named for 2013 had not yet been determined and the Bank's 2013 Board of Directors Compensation Policy had not yet been approved by the Board. The Bank is filing this Form 8-K/A to report Board committee assignments for 2013 and provide an update on expected compensation for all directors, including the re-elected and newly elected directors. Also in this Form 8-K/A, the Bank is correcting immaterial inaccuracies in its previously reported voting results, which as further discussed below did not affect the outcome of the election as originally reported.

Board Chairman and Vice Chairman

The Board previously elected Thomas L. Herlache to serve as Chairman and Steven F. Rosenbaum to serve as Vice Chairman of the Board for 2012-2013.

Board Committee Assignments

On December 13, 2012, the Board approved the following committee assignments for all directors for 2013:

Executive and Governance Committee

Primary Members:

Thomas L. Herlache, Chairman
Steven F. Rosenbaum, Vice Chairman
Thomas M. Goldstein
E. David Locke
William W. Sennholz

Alternate Members:

Mary J. Cahillane
Roger L. Lehmann
Michael G. Steelman

Affordable Housing Committee

Roger L. Lehmann, Chairman
Leo J. Ries, Vice Chairman
James T. Ashworth
Edward P. Brady
Mark J. Eppli

Audit Committee

William W. Sennholz, Chairman
Diane M. Aigotti, Vice Chairman
Mary J. Cahillane
Arthur E. Greenbank
John K. Reinke
Steven F. Rosenbaum

Public Policy Committee

Michael G. Steelman, Chairman
E. David Locke, Vice Chairman
Edward P. Brady
Roger L. Lehmann
Gregory A. White

Human Resources and Compensation Committee

Steven F. Rosenbaum, Chairman
Thomas M. Goldstein, Vice Chairman
Owen E. Beacom
John K. Reinke
Gregory A. White

Risk Management Committee

Thomas M. Goldstein, Chairman
Mary J. Cahillane, Vice Chairman
Diane M. Aigotti
Mark J. Eppli
Arthur E. Greenbank
William W. Sennholz

Operations and Technology Committee

E. David Locke, Chairman
Michael G. Steelman, Vice Chairman
James T. Ashworth
Owen E. Beacom
Leo J. Ries

The Chairman of the Board is an ex officio member of all committees of the Board, as a voting member.

Director Compensation
On December 13, 2012, the Board also approved the Bank's 2013 Board of Directors Compensation Policy, which provides that all directors, including newly and re-elected directors, serving on the Bank's Board will receive total annual director compensation paid as a combination of a quarterly retainer at the end of each quarter and per meeting fees. The following table sets forth the maximum amounts that Bank directors can earn on an annual basis under the policy:

Position	Maximum Quarterly Retainers	Maximum Meeting Fees	Maximum Total Compensation
Chairman	$45,000	$45,000	$90,000
Vice Chairman	40,000	40,000	80,000
Audit Committee Chairman	40,000	40,000	80,000
Committee Chairman	37,500	37,500	75,000
Director	35,000	35,000	70,000
If a director does not fulfill his or her responsibility by meeting certain performance and attendance criteria set forth in the policy, the director's compensation will be reduced below the maximum amounts shown above. No additional meeting fees will be paid to any director for their participation in any other special meetings or events on behalf of the Board or the Bank, unless such participation results in a director being absent for a Board or Board committee meeting, in which case a meeting fee will be paid. The Bank reimburses directors for necessary and reasonable travel and related expenses associated with meeting attendance in accordance with the Bank's employee reimbursement policy.

Revised Voting Results

Subsequent to filing the Original 8-K, the Bank determined that it had it had misreported the “Total Eligible Votes for Each Directorship” and the “Votes Received” by each director or nominee in Exhibit 99.1 by an immaterial amount that did not impact the outcome of the election as previously reported. As such, the Bank is attaching a revised Exhibit 99.1 to this Form 8-K/A, which supersedes the Exhibit 99.1 filed with the Original 8-K in its entirety, to correct these immaterial inaccuracies in its voting results.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Revised Voting Results

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: December 18, 2012	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary